UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2025

EyePoint Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices, and Zip Code)

(617) 926-5000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 6, 2025, EyePoint Pharmaceuticals, Inc. (the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) to its effective registration statement on Form S-3 (File No. 333-290867) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission on October 14, 2025, which became automatically effective upon filing, covering the registered offering of up to $200,000,000 of shares of common stock, par value $0.001 per share, of the Company (the “Shares”), pursuant to the Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”), dated August 5, 2020, with Cantor Fitzgerald & Co.

In connection with the filing of the Prospectus Supplement, the Company is filing a legal opinion of its counsel, Hogan Lovells US LLP, relating to the validity of the Shares being registered, which opinion is attached as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated August 5, 2020, by and between EyePoint Pharmaceuticals, Inc. and Cantor Fitzgerald & Co. (incorporated by reference to Exhibit No 1.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 5, 2020)

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYEPOINT PHARMACEUTICALS, INC.

Date: November 6, 2025	By:	/s/ George O. Elston
	Name:	George O. Elston
	Title	Executive Vice President and Chief Financial Officer